Exhibit 99.1

Argo Group Reports Third Quarter 2022 Results

Execution on Strategic Priorities Continues to Benefit Results

•	Simplified Business Model: As announced in September the company entered into a definitive agreement for the sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200.

•
Continued Growth in Ongoing Business: U.S. Operations earned premiums increased approximately 2% from the prior year third quarter, while earned premiums from U.S. ongoing business[1] grew approximately 14%, primarily attributable to business lines where the company retains more of the risk on a net basis.

•
Reduced Catastrophe Losses: Total catastrophe losses of $23.4 million were 14% lower than the third quarter 2021 despite elevated industry catastrophe losses; reflects strategy to reduce catastrophe exposure.

•	Delivered Expense Reductions: Expense ratio of 35.4% improved 0.9 percentage points from the prior year third quarter, driven by ongoing cost reduction efforts.

Hamilton, Bermuda - November 7, 2022 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "company") today announced financial results for the three and nine months ended September 30, 2022.

($ in millions, except per share data)	Three Months Ended September 30,		Q/Q		Nine Months Ended September 30,		Y/Y
	2022	2021	Change		2022	2021	Change

Net income (loss) attributable to common shareholders	$(51.4)	$19.8	NM $		(73.9)	$114.1	NM
Per diluted common share	$(1.47)	$0.56	NM $		(2.11)	$3.26	NM
Operating earnings	$15.5	$31.7	-51.1	%$	89.8	$103.4	-13.2%
Per diluted common share	$0.44	$0.91	-51.6	%$	2.57	$2.95	-12.9%
Annualized return on average common shareholders' equity	(16.5)%	4.5%	-21.0 pts		(7.1)%	8.8%	-15.9 pts
Annualized operating return on average common shareholders' equity	5.0%	7.3%	-2.3 pts		8.6%	8.0%	0.6 pts

"Over the past two years, we have transformed Argo, better positioning the company to advance our business strategies," said Argo Executive Chairman and Chief Executive Officer, Thomas A. Bradley. "In September, we announced the sale of our Lloyd’s operation, which marks a significant milestone in Argo becoming a focused, pure- play U.S. specialty insurer. Importantly, this transaction further simplifies our corporate structure, enables greater focus on our diverse portfolio of profitable and scalable U.S. specialty businesses, and better positions us to explore additional strategic alternatives to maximize shareholder value.

1 U.S. ongoing business excludes the following businesses the company has sold, including sales of Contract Binding P&C in October 2021 and U.S. Specialty Property in December 2021, and the exits of our grocery and restaurant business and certain program business.

"Argo's third quarter financial performance benefited from growth in earned premiums in attractive business lines, reduced underwriting volatility, and lower expenses. In particular, our U.S. operations produced a strong current accident year performance primarily driven by disciplined underwriting and positive rate continuing to earn through. While our thoughts are with those impacted by Hurricane Ian, we are pleased the company's quarterly catastrophe losses once again decreased year-over-year despite elevated industry catastrophe losses. These results are a testament to the success of our volatility reduction efforts through exiting businesses with property catastrophe exposure."

Consolidated Highlights

($ in millions)	Three Months Ended September 30,		Q/Q	Nine Months Ended September 30,		Y/Y
	2022	2021	Change	2022	2021	Change
Gross written premiums	$750.9	$875.6	-14.2%	$2,203.6	$2,447.4	-10.0%
Net written premiums	$505.2	$583.7	-13.4%	1,414.8	$1,498.3	-5.6%
Earned premiums	$455.0	$487.5	-6.7%	$1,389.9	$1,423.9	-2.4%
Loss and loss adjustment expenses	298.8	311.7	-4.1%	858.4	890.9	-3.6%
Acquisition expenses	77.2	83.4	-7.4%	237.6	244.3	-2.7%
General and administrative expenses	83.8	93.7	-10.6%	257.3	286.5	-10.2%
Underwriting income	$(4.8)	$(1.3)	NM	$36.6	$2.2	NM

Net investment income	$34.0	$46.1	-26.2%	$100.9	$143.2	-29.5%
Loss ratio	65.7%	64.0%	1.7 pts	61.8%	62.5%	-0.7 pts
Acquisition expense ratio	17.0%	17.1%	-0.1 pts	17.1%	17.2%	-0.1 pts
General and administrative expense ratio	18.4%	19.2%	-0.8 pts	18.5%	20.1%	-1.6 pts
Expense ratio	35.4%	36.3%	-0.9 pts	35.6%	37.3%	-1.7 pts
Combined ratio	101.1%	100.3%	0.8 pts	97.4%	99.8%	-2.4 pts
CAY ex-CAT loss ratio	58.0%	57.1%	0.9 pts	57.0%	56.1%	0.9 pts

Third Quarter 2022 Results - Consolidated
(All comparisons vs. third quarter 2021, unless noted otherwise)

Premiums

Gross written premiums of $750.9 million decreased $124.7 million, or 14.2%, primarily due to businesses the company has exited.

•	Gross written premiums within the company’s ongoing business[2] were in line with the prior year third quarter.

Earned premiums of $455.0 million decreased $32.5 million, or 6.7%. Reinstatement premiums primarily associated with catastrophes in the current and prior year third quarters were $12.5 million and $5.6 million, respectively.
Adjusting for reinstatement premiums, earned premiums decreased $25.6 million, or 5.2%.

2 Ongoing business excludes the following businesses the company is exiting, plan to exit, or have sold, including sales of Ariel Re, which was sold in November 2020, Contract Binding P&C in October 2021, U.S. Specialty Property exited in December 2021, Argo Seguros Brasil in February 2022, ArgoGlobal Holdings (Malta) in June 2022, Syndicate 1200 announced in September 2022, Italy, and the U.S. grocery and restaurant business, and certain program business.

•	Earned premiums increased approximately 13.1% within the company’s ongoing business reflecting business mix shift towards lines of business where the company retains more risk.

Underwriting

The combined ratio of 101.1% increased 0.8 percentage points, driven by a higher loss ratio, partially offset by an improved expense ratio.

The loss ratio of 65.7% increased 1.7 percentage points, compared to 64.0% for the prior year third quarter.

•
The current accident year, excluding catastrophes ("CAY ex-CAT") loss ratio of 58.0% increased 0.9 percentage points. Adjusting for reinstatement premiums, the CAY ex-CAT loss ratio for the third quarter 2022 was 56.4%, which is in line with the prior year third quarter.

•
Total catastrophe losses were $23.4 million or 5.1 percentage points on the loss ratio. In comparison, catastrophe losses in the prior year third quarter were $27.3 million or 5.6 percentage points on the loss ratio.

•
Net adverse prior year reserve development was $11.9 million, or 2.6 percentage points on the loss ratio. In comparison, net adverse prior year reserve development in the third quarter 2021 was $6.2 million, or 1.3 percentage points on the loss ratio.

The CAY ex-CAT combined ratio of 93.4% was in line with the prior year third quarter. Adjusting for reinstatement premiums, the CAY ex CAT combined ratio was 90.8%, an improvement of 1.5 percentage points from a year ago.

Expenses

The expense ratio of 35.4% improved 0.9 percentage points. This reduction was primarily driven by an improvement of 0.8 percentage points in the general and administrative expense ratio.

•	Adjusting for reinstatement premiums, the expense ratio for the third quarter 2022 was 34.4%, an improvement of 1.5 percentage points year-over-year.

•	The lower expense ratio is primarily driven by a $9.9 million decrease in general and administrative expenses and reflects continued execution of the company's cost reduction initiatives.

Investment Income

Net investment income of $34.0 million decreased by $12.1 million. While investment income, excluding alternatives, increased $8.9 million due to higher reinvestment rates, the reduction in investment income was attributable to a $21.0 million decrease in alternative investment income compared to the third quarter 2021. The company continues to hold a high quality, relatively short duration portfolio with an average credit quality of AA- and an average duration of 2.7 years, when including cash.

Earnings

Net loss attributable to common shareholders was $51.4 million, or $1.47 per diluted share, for the third quarter 2022, compared to net income attributable to common shareholders of $19.8 million, or $0.56 per diluted share for the third quarter 2021. Annualized return on average common shareholders' equity was (16.5%), compared to 4.5% in the prior year third quarter.

•
The net loss attributable to common shareholders in the third quarter 2022 included pre-tax net realized investment and other losses of $44.7 million, compared to $5.3 million of pre-tax net realized investment and other losses in the prior year third quarter. The increase was primarily driven by $34.2 million of pre-tax realized losses related to the impairment of assets that will be transferred upon the close of the company's previously announced loss portfolio transfer (LPT) transaction with a wholly owned subsidiary of Enstar Group Limited.

•
The net loss attributable to common shareholders in the third quarter 2022 also included a $28.5 million impairment of goodwill and intangible assets related to the announced sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200.

•
In addition, the net loss attributable to common shareholders in the third quarter 2022 included $11.0 million of non-operating expenses, which were mainly attributable to non-operating advisory fees. In comparison, the prior year third quarter reported $8.2 million in non-operating expenses, which were primarily driven by costs associated with the reduction in the company's real estate footprint.

Operating income was $15.5 million or $0.44 per diluted share, compared to $31.7 million or $0.91 per diluted share. Annualized operating return on average common shareholders' equity was 5.0%, a decrease of 2.3 percentage points year-over-year.

Shareholders' Equity

Book value per common share was $33.72 as of September 30, 2022, a decrease of 10.4% from $37.65 on June 30, 2022. The lower book value per common share is largely attributable to the movement in accumulated other comprehensive income ("AOCI") in the quarter.

•
AOCI was ($332.9) million as of September 30, 2022, compared to ($256.0) million on June 30, 2022. The change in AOCI was driven by the movement in unrealized investment losses in the third quarter of $75.9 million, or $2.17 per common share.

Book value per common share, excluding AOCI, was $43.23 as of September 30, 2022, a decrease of 3.9% from $44.97 at June 30, 2022.

U.S. Operations Highlights
	Three Months Ended September 30,		Q/Q	Nine Months Ended September 30,		Y/Y
($ in millions)	2022	2021	Change	2022	2021	Change
Gross written premiums	$500.4	$562.5	-11.0%	$1,476.7	$1,564.9	-5.6%
Net written premiums	354.0	375.0	-5.6%	998.8	985.2	1.4%
Earned premiums	$329.3	$323.5	1.8%	$998.5	$952.4	4.8%
Loss and loss adjustment expenses	217.0	203.9	6.4%	625.7	583.1	7.3%
Acquisition expenses	55.8	49.0	13.9%	164.7	149.6	10.1%
General and administrative expenses	47.2	55.7	-15.3%	148.1	168.6	-12.2%
Underwriting income	$9.3	$14.9	-37.6%	$60.0	$51.1	17.4%

Loss ratio	65.9%	63.0%	2.9 pts	62.7%	61.2%	1.5 pts
Acquisition expense ratio	16.9%	15.2%	1.7 pts	16.5%	15.7%	0.8 pts
General and administrative expense ratio	14.4%	17.2%	-2.8 pts	14.8%	17.7%	-2.9 pts
Expense ratio	31.3%	32.4%	-1.1 pts	31.3%	33.4%	-2.1 pts
Combined ratio	97.2%	95.4%	1.8 pts	94.0%	94.6%	-0.6 pts
CAY ex-CAT loss ratio	59.7%	59.8%	-0.1 pts	59.0%	57.8%	1.2 pts

Third Quarter 2022 Results - U.S. Operations
(All comparisons vs. third quarter 2021, unless noted otherwise)

Premiums

U.S. Operations gross written premiums of $500.4 million decreased $62.1 million, or 11.0%, primarily due to businesses the company has exited.

•	Rates on average were up in the low-single digits for the third quarter 2022.

•	Gross written premiums within the U.S. ongoing business were in line with the prior year third quarter.

Earned premiums of $329.3 million increased $5.8 million, or 1.8%.

•	Earned premiums increased approximately 13.6% within the company’s U.S. ongoing business, reflecting business mix shift towards lines of business where the company retains more risk.

Underwriting

The loss ratio of 65.9% increased 2.9 percentage points, compared to the prior year third quarter.

•	The CAY ex-CAT loss ratio of 59.7% was broadly in line with the third quarter 2021.

•
Catastrophe losses were $4.2 million, or 1.3 percentage points on the loss ratio, compared to $10.0 million or 3.1 percentage points on the loss ratio in the prior year third quarter. Catastrophe losses in the third quarter 2022 were due to Hurricane Ian.

•
Net adverse prior year reserve development was $16.2 million or 4.9 percentage points on the loss ratio. In comparison, net adverse development in the prior year third quarter was $0.2 million, or 0.1 percentage point on the loss ratio. The adverse development in the third quarter 2022 was primarily attributable to losses from businesses the company has exited.

Expenses

The expense ratio was 31.3%, an improvement of 1.1 percentage points. This reduction was driven by an improvement in the general and administrative expense ratio, partially offset by a higher acquisition expense ratio.

•
The 2.8 percentage point reduction in the general and administrative expense ratio was driven by a $8.5 million decrease in general and administrative expenses combined with higher earned premiums in the third quarter 2022.

Strategic Actions

The company anticipates completing the LPT transaction with a wholly-owned subsidiary of Enstar upon receipt of final regulatory approval later this month. The LPT was announced on August 8, 2022 and covers the majority of Argo's U.S. casualty insurance reserves for accident years 2011 to 2019.

•	The company also anticipates recognizing an after-tax charge of approximately $100 million in connection with the transaction in the fourth quarter 2022.

International Operations Highlights

($ in millions)	Three Months Ended September 30,		Q/Q	Nine Months Ended September 30,		Y/Y
	2022	2021	Change	2022	2021	Change
Gross written premiums	$250.1	$312.9	-20.1%	$726.3	$881.9	-17.6%
Net written premiums	150.7	208.5	-27.7%	415.3	512.5	-19.0%
Earned premiums	$125.2	$163.9	-23.6%	$390.7	$471.1	-17.1%
Loss and loss adjustment expenses	81.7	103.8	-21.3%	229.8	301.2	-23.7%
Acquisition expenses	21.2	34.2	-38.0%	71.9	94.5	-23.9%
General and administrative expenses	25.8	30.5	-15.4%	83.4	94.3	-11.6%
Underwriting income (loss)	$(3.5)	$(4.6)	NM	$5.6	$(18.9)	NM

Loss ratio	65.3%	63.3%	2.0 pts	58.8%	63.9%	-5.1 pts
Acquisition expense ratio	16.9%	20.9%	-4.0 pts	18.4%	20.1%	-1.7 pts
General and administrative expense ratio	20.6%	18.6%	2.0 pts	21.4%	20.0%	1.4 pts
Expense Ratio	37.5%	39.5%	-2.0 pts	39.8%	40.1%	-0.3 pts
Combined ratio	102.8%	102.8%	0.0 pts	98.6%	104.0%	-5.4 pts
CAY ex-CAT loss ratio	53.5%	51.6%	1.9 pts	52.1%	52.7%	-0.6 pts

Third Quarter 2022 Results - International Operations
(All comparisons vs. third quarter 2021, unless noted otherwise)

Premiums

Gross written premiums of $250.1 decreased $62.8 million, or 20.1% primarily due to the businesses the company has exited.

•	Rates on average were up in the high-single digits for the third quarter 2022.

Earned premiums of $125.2 million decreased $38.7 million, or 23.6%. Reinstatement premiums primarily associated with catastrophes in the current year and prior year third quarters were $11.5 million and $5.1 million, respectively. Adjusting for reinstatement premiums, earned premiums decreased $32.3 million, or 19.1%.

Underwriting

The loss ratio of 65.3% increased 2.0 percentage points, compared to 63.3% in the prior year third quarter.

•
The CAY ex-CAT loss ratio was 53.5%, an increase of 1.9 percentage points. Adjusting for reinstatement premiums, the CAY ex-CAT loss ratio for the third quarter 2022 was 48.9%, an improvement 1.1 percentage points from the prior year third quarter.

•
Catastrophe losses were $19.2 million, or 15.3 percentage points on the loss ratio, compared to $17.3 million, or 10.5 percentage points on the loss ratio in the prior year third quarter. Catastrophe losses in the third quarter 2022 were due to Hurricane Ian.

•
Net favorable prior year reserve development was $4.4 million, which lowered the loss ratio by 3.5 percentage points. In comparison, the prior year third quarter had $2.0 million of net adverse development, which increased the loss ratio 1.2 percentage points.

Expenses

The expense ratio of 37.5% improved 2.0 percentage points, driven primarily by a $17.7 million reduction in expenses, partially offset by lower earned premiums.

•	Adjusting for reinstatement premiums, the expense ratio was 34.4% in the third quarter 2022, an improvement of 3.9 percentage points from the prior year third quarter.

Strategic Actions

On September 8, 2022, the company announced it had entered into a definitive agreement for the sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200 to Westfield for total cash proceeds of $125 million or 1.16X price to tangible book or 0.81x price to book value as of the first quarter 2022, subject to closing-related adjustments.

•	The sale is subject to closing conditions and regulatory approvals, including Lloyd’s of London, UK Prudential Regulation Authority and UK Financial Conduct Authority.

CONFERENCE CALL

Argo management will conduct an investor conference call starting at 10 a.m. EST on Tuesday, November 8, 2022. Participants in the U.S. can access the call by dialing (844) 200-6205 (access code 326394). Callers dialing from outside the U.S. can access the call by dialing (929) 526-1599 (access code 326394). Please ask the operator for the Argo earnings call. A live webcast of the conference call can be accessed at https://events.q4inc.com/ attendee/631519581.

A webcast replay will be available shortly after the live conference call and can be accessed at https:// events.q4inc.com/attendee/631519581. A telephone replay of the conference call will be available through November 15, 2022, to callers in the U.S. by dialing (866) 813-9403 (access code 436351) and to callers outside the U.S. by dialing +44-204-525-0658 (access code 436351).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated
‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS

This press release and related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “growth,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," "looking forward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to not occur or differ materially, including, but not limited to, recent changes in interest rates and inflation, the outcome of our exploration of strategic alternatives and our ability to realize the anticipated benefits of any actions taken in connection therewith, the adequacy of our projected loss reserves, employee retention and changes in key personnel, the ability of our insurance subsidiaries to meet risk-based capital and solvency requirements, the outcome of legal and regulatory proceedings, investigations, inquiries, claims and litigation, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission (the "SEC"). For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10- K and Form 10-K/A for the fiscal year ended December 31, 2021 and in other filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that its objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES

In presenting the company's results, management has included and discussed in this press release certain non- generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“CAY ex-CAT combined ratio” and the “CAY ex-CAT loss ratio" are internal measures used by the management of the company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges and the impact of changes to prior year loss reserves. Although this measure does not replace the GAAP combined ratio, it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income (loss)" is an internal performance measure used in the management of the company's operations and represents operating results after-tax (at an assumed effective tax rate of 19%) and preferred share dividends excluding, as applicable, net realized investment and other gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The company excludes net realized investment and other gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Annualized operating return on average common shareholders' equity" is calculated using operating income (loss) (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders ("ROACE")) and average common shareholders' equity. In calculating ROACE, the net income attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. In addition to presenting ROACE determined in accordance with U.S. GAAP, the company believes that showing annualized operating return on average common shareholders' equity enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Operating income (loss) per common share (diluted)" is calculated using operating income (as defined above) and the weighted average common shares (diluted) for the current period. In addition to presenting net income (loss) per common share (diluted) in accordance with U.S. GAAP, the company believes that showing the operating income (loss) per common share (diluted) enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

“Underwriting income (loss)” is an internal performance measure used in the management of the company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Underwriting income is a financial measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

"Book value per common share excluding AOCI" is total common shareholders’ equity excluding AOCI, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the company’s management, book value per common share excluding AOCI is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

"Tangible book value per common share" is book value per share excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding. In the opinion of the company’s management, tangible book value per common share is useful in an analysis of a property casualty company’s book value on a nominal basis as it removes certain effects of purchase accounting (i.e., goodwill and other intangible assets).

"Tangible book value per common share excluding AOCI" is book value per share excluding the after-tax value of goodwill and other intangible assets and AOCI, net of tax. In the opinion of the company's management, tangible book value per common share excluding AOCI is useful in an analysis of a property casualty company's book value per share as it removes certain aspects of purchase accounting (i.e., goodwill and other intangible assets) and the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax).

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the following tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Total investments	$4,905.1	$5,322.6
Cash	99.4	146.1
Accrued investment income	23.1	20.9
Receivables	3,672.3	3,615.0
Goodwill and intangible assets	136.1	164.6
Deferred acquisition costs, net	183.4	168.0
Ceded unearned premiums	450.8	506.7
Other assets	388.5	373.9
Total assets	$9,858.7	$10,317.8

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,731.4	$5,595.0
Unearned premiums	1,404.9	1,466.8
Ceded reinsurance payable, net	503.1	724.4
Senior unsecured fixed rate notes	140.5	140.3
Other indebtedness	52.5	57.0
Junior subordinated debentures	258.5	258.2
Other liabilities	442.9	340.9
Total liabilities	8,533.8	8,582.6

Preferred shares	144.0	144.0
Common shares	46.3	46.2
Additional paid-in capital	1,392.6	1,386.4
Treasury shares	(455.1)	(455.1)
Retained earnings	530.0	636.4
Accumulated other comprehensive income, net of taxes	(332.9)	(22.7)
Total shareholders' equity	1,324.9	1,735.2
Total liabilities and shareholders' equity	$9,858.7	$10,317.8

Book value per common share	$33.72	$45.63
Tangible book value per common share	$29.83	$40.91
Book value per common share excluding AOCI, net of tax	$43.23	$46.28
Tangible book value per common share excluding AOCI, net of tax	$39.34	$41.56

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross written premiums	$750.9	$875.6	$2,203.6	$2,447.4
Net written premiums	505.2	583.7	1,414.8	1,498.3

Earned premiums	455.0	487.5	1,389.9	1,423.9
Net investment income	34.0	46.1	100.9	143.2
Net investment and other gains (losses):
Net realized investment and other gains (losses)	(42.3)	0.6	(119.2)	3.3
Change in fair value recognized Change in allowance for credit losses on fixed	(1.1)	(5.1)	2.5	30.7
maturity securities	(1.3)	(0.8)	(2.9)	(1.5)
Net realized investment and other gains (losses)	(44.7)	(5.3)	(119.6)	32.5
Total revenue	444.3	528.3	1,371.2	1,599.6

Losses and loss adjustment expenses	298.8	311.7	858.4	890.9
Acquisition expenses	77.2	83.4	237.6	244.3
General and administrative expenses	83.8	93.7	257.3	286.5
Non-operating expenses	11.0	8.2	33.9	20.9
Interest expense	6.8	5.5	18.7	16.3
Fee and other (income) expense, net	0.1	(1.1)	(1.8)	(1.8)
Foreign currency exchange (gains) losses	(9.1)	(1.3)	(16.5)	4.4
Impairment of goodwill	28.5	—	28.5	—
Total expenses	497.1	500.1	1,416.1	1,461.5

Income before income taxes	(52.8)	28.2	(44.9)	138.1
Income tax provision (benefit)	(4.0)	5.8	21.1	16.1
Net income (loss)	$(48.8)	$22.4	$(66.0)	$122.0
Dividends on preferred shares Net income (loss) attributable to common	2.6	2.6	7.9	7.9
shareholders	$(51.4)	$19.8	$(73.9)	$114.1
Net income (loss) per common share (basic)	$(1.47)	$0.57	$(2.11)	$3.28
Net income (loss) per common share (diluted)	$(1.47)	$0.56	$(2.11)	$3.26

Weighted average common shares:
Basic	35.0	34.9	35.0	34.8
Diluted	35.0	35.0	35.0	35.1

Loss ratio	65.7%	64.0%	61.8%	62.5%
Acquisition expense ratio	17.0%	17.1%	17.1%	17.2%
General and administrative expense ratio	18.4%	19.2%	18.5%	20.1%
Expense ratio	35.4%	36.3%	35.6%	37.3%
GAAP combined ratio	101.1%	100.3%	97.4%	99.8%
CAY ex-CAT combined ratio	93.4%	93.4%	92.6%	93.4%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
U.S. Operations
Gross written premiums	$500.4	$562.5	$1,476.7	$1,564.9
Net written premiums	354.0	375.0	998.8	985.2
Earned premiums	329.3	323.5	998.5	952.4

Underwriting income	9.3	14.9	60.0	51.1
Net investment income	23.1	29.2	68.7	91.7
Interest expense	(4.7)	(3.5)	(12.8)	(10.6)
Fee (expense), net	0.1	(0.1)	—	(0.6)
Operating income before taxes	$27.8	$40.5	$115.9	$131.6

Loss ratio	65.9%	63.0%	62.7%	61.2%
Acquisition expense ratio	16.9%	15.2%	16.5%	15.7%
General and administrative expense ratio	14.4%	17.2%	14.8%	17.7%
Expense Ratio	31.3%	32.4%	31.3%	33.4%
GAAP combined ratio	97.2%	95.4%	94.0%	94.6%
CAY ex-CAT combined ratio	91.0%	92.2%	90.3%	91.2%

International Operations
Gross written premiums	$250.1	$312.9	$726.3	$881.9
Net written premiums	150.7	208.5	415.3	512.5
Earned premiums	125.2	163.9	390.7	471.1

Underwriting income (loss)	(3.5)	(4.6)	5.6	(18.9)
Net investment income	10.3	12.3	30.4	38.2
Interest expense	(2.1)	(1.3)	(5.7)	(4.2)
Fee income, net	(0.2)	1.0	1.8	1.5
Operating income before taxes	$4.5	$7.4	$32.1	$16.6

Loss ratio	65.3%	63.3%	58.8%	63.9%
Acquisition expense ratio	16.9%	20.9%	18.4%	20.1%
General and administrative expense ratio	20.6%	18.6%	21.4%	20.0%
Expense Ratio	37.5%	39.5%	39.8%	40.1%
GAAP combined ratio	102.8%	102.8%	98.6%	104.0%
CAY ex-CAT combined ratio	91.0%	91.1%	91.9%	92.8%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
U.S. Operations
Loss ratio	65.9%	63.0%	62.7%	61.2%
Prior accident year loss reserve development	(4.9)%	(0.1)%	(2.8)%	0.1%
Catastrophe losses	(1.3)%	(3.1)%	(0.9)%	(3.5)%
CAY ex-CAT loss ratio	59.7%	59.8%	59.0%	57.8%

International Operations
Loss ratio	65.3%	63.3%	58.8%	63.9%
Prior accident year loss reserve development	3.5%	(1.2)%	(0.2)%	—%
Catastrophe losses	(15.3)%	(10.5)%	(6.5)%	(11.2)%
CAY ex-CAT loss ratio	53.5%	51.6%	52.1%	52.7%

Consolidated
Loss ratio	65.7%	64.0%	61.8%	62.5%
Prior accident year loss reserve development	(2.6)%	(1.3)%	(2.3)%	(0.4)%
Catastrophe losses	(5.1)%	(5.6)%	(2.5)%	(6.0)%
CAY ex-CAT loss ratio	58.0%	57.1%	57.0%	56.1%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$16.2	$0.2	$27.9	$(0.7)
International Operations	(4.4)	2.0	0.8	0.1
Run-off Lines	0.1	4.0	2.9	6.6
Total net prior-year reserve development	$11.9	$6.2	$31.6	$6.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$4.2	$10.0	$9.2	$32.9
International Operations	19.2	14.3	25.4	41.0
Total catastrophe losses	23.4	24.3	34.6	73.9

COVID-19 losses
U.S. Operations	—	—	—	—
International Operations	—	3.0	—	12.0
Total COVID-19 losses	—	3.0	—	12.0

Catastrophe & COVID-19 losses
U.S. Operations	4.2	10.0	9.2	32.9
International Operations	19.2	17.3	25.4	53.0
Total catastrophe & COVID-19 losses	$23.4	$27.3	$34.6	$85.9

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS AND EXPENSE RATIOS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
U.S. Operations
Loss ratio	65.9%	63.0%	62.7%	61.2%
Prior accident year loss reserve development	(4.9)%	(0.1)%	(2.8)%	0.1%
Catastrophe losses	(1.3)%	(3.1)%	(0.9)%	(3.5)%
CAY ex-CAT loss ratio	59.7%	59.8%	59.0%	57.8%
Reinstatement premiums	(0.2)%	—%	—%	(0.3)%
CAY ex-CAT loss ratio (Adjusted)	59.5%	59.8%	59.0%	57.5%

International Operations
Loss ratio	65.3%	63.3%	58.8%	63.9%
Prior accident year loss reserve development	3.5%	(1.2)%	(0.2)%	—%
Catastrophe losses	(15.3)%	(10.5)%	(6.5)%	(11.2)%
CAY ex-CAT loss ratio	53.5%	51.6%	52.1%	52.7%
Reinstatement premiums	(4.6)%	(1.6)%	(1.6)%	(0.6)%
CAY ex-CAT loss ratio (Adjusted)	48.9%	50.0%	50.5%	52.1%

Consolidated
Loss ratio	65.7%	64.0%	61.8%	62.5%
Prior accident year loss reserve development	(2.6)%	(1.3)%	(2.3)%	(0.4)%
Catastrophe losses	(5.1)%	(5.6)%	(2.5)%	(6.0)%
CAY ex-CAT loss ratio	58.0%	57.1%	57.0%	56.1%
Reinstatement premiums	(1.6)%	(0.7)%	(0.5)%	(0.4)%
CAY ex-CAT loss ratio (Adjusted)	56.4%	56.4%	56.5%	55.7%

U.S. Operations
Expense Ratio	31.3%	32.4%	31.3%	33.4%
Reinstatement premiums	(0.1)%	(0.1)%	—%	(0.2)%
Expense ratio (Adjusted)	31.2%	32.3%	31.3%	33.2%

International Operations
Expense Ratio	37.5%	39.5%	39.8%	40.1%
Reinstatement premiums	(3.1)%	(1.2)%	(1.3)%	(0.5)%
Expense ratio (Adjusted)	34.4%	38.3%	38.5%	39.6%

Consolidated
Expense Ratio	35.4%	36.3%	35.6%	37.3%
Reinstatement premiums	(1.0)%	(0.4)%	(0.3)%	(0.3)%
Expense ratio (Adjusted)	34.4%	35.9%	35.3%	37.0%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(48.8)	$22.4	$(66.0)	$122.0
Add (deduct):
Income tax provision (benefit)	(4.0)	5.8	21.1	16.1
Net investment income	(34.0)	(46.1)	(100.9)	(143.2)
Net realized investment and other (gains) losses	44.7	5.3	119.6	(32.5)
Interest expense	6.8	5.5	18.7	16.3
Fee and other (income) expense, net	0.1	(1.1)	(1.8)	(1.8)
Foreign currency exchange (gains) losses	(9.1)	(1.3)	(16.5)	4.4
Non-operating expenses	11.0	8.2	33.9	20.9
Impairment of goodwill	28.5	—	28.5	—
Underwriting income	$(4.8)	$(1.3)	$36.6	$2.2

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss), as reported	$(48.8)	$22.4	$(66.0)	$122.0
Income tax provision (benefit)	(4.0)	5.8	21.1	16.1
Net income (loss), before taxes	(52.8)	28.2	(44.9)	138.1
Add (deduct):
Net realized investment and other (gains) losses	44.7	5.3	119.6	(32.5)
Foreign currency exchange (gains) losses	(9.1)	(1.3)	(16.5)	4.4
Non-operating expenses	11.0	8.2	33.9	20.9
Impairment of goodwill Operating income before taxes and preferred share	28.5	—	28.5	—
dividends	22.3	40.4	120.6	130.9
Income tax provision, at assumed rate (1)	4.2	6.1	22.9	19.6
Preferred share dividends	2.6	2.6	7.9	7.9
Operating income	$15.5	$31.7	$89.8	$103.4

Operating income per common share (diluted)	$0.44	$0.91	$2.57	$2.95

Weighted average common shares, diluted	35.0	35.0	35.0	35.1

1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used for 2022 which represents our expected weighted average statutory tax rate. This compares with an assumed tax rate of 15% used in the calculation of Operating Income after tax in the third quarter 2021.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME (LOSS) BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating income (loss) before income taxes:
U.S. Operations	$27.8	$40.5	$115.9	$131.6
International Operations	4.5	7.4	32.1	16.6
Run-off Lines	0.7	(3.6)	(1.9)	(4.5)
Corporate and Other	(10.7)	(3.9)	(25.5)	(12.8)
Total operating income before income taxes	22.3	40.4	120.6	130.9
Net realized investment and other gains (losses)	(44.7)	(5.3)	(119.6)	32.5
Foreign currency exchange (losses) gains	9.1	1.3	16.5	(4.4)
Non-operating expenses	(11.0)	(8.2)	(33.9)	(20.9)
Impairment of goodwill	(28.5)	—	(28.5)	—
Income before income taxes	(52.8)	28.2	(44.9)	138.1
Income tax provision (benefit)	(4.0)	5.8	21.1	16.1
Net income (loss)	$(48.8)	$22.4	$(66.0)	$122.0

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended September 30, 2022			Three months ended September 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$57.6	$43.4	$33.5	$73.5	$54.2	$35.7
Liability	288.1	196.1	178.0	306.3	192.4	170.1
Professional	97.7	72.1	74.8	129.8	89.4	81.3
Specialty	57.0	42.4	43.0	52.9	39.0	36.4
Total	$500.4	$354.0	$329.3	$562.5	$375.0	$323.5

	Nine months ended September 30, 2022			Nine months ended September 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$159.5	$110.0	$113.1	$203.2	$108.6	$116.5
Liability	833.2	537.6	520.1	837.8	514.7	501.2
Professional	308.7	218.2	239.3	362.0	242.7	227.7
Specialty	175.3	133.0	126.0	161.9	119.2	107.0
Total	$1,476.7	$998.8	$998.5	$1,564.9	$985.2	$952.4

International Operations	Three months ended September 30, 2022			Three months ended September 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$56.1	$13.4	$11.8	$87.3	$45.0	$28.3
Liability	63.6	36.0	30.4	69.2	38.8	33.5
Professional	54.7	44.7	35.5	62.5	52.4	43.8
Specialty	75.7	56.6	47.5	93.9	72.3	58.3
Total	$250.1	$150.7	$125.2	$312.9	$208.5	$163.9

	Nine months ended September 30, 2022			Nine months ended September 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$169.1	$45.0	$60.0	$247.8	$93.5	$104.2
Liability	170.9	102.0	95.1	192.0	107.8	99.2
Professional	157.2	103.9	97.7	168.7	120.0	113.3
Specialty	229.1	164.4	137.9	273.4	191.2	154.4
Total	$726.3	$415.3	$390.7	$881.9	$512.5	$471.1

Consolidated	Three months ended September 30, 2022			Three months ended September 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$113.7	$56.8	$45.3	$160.8	$99.2	$64.0
Liability	352.1	232.6	208.9	375.7	231.4	203.7
Professional	152.4	116.8	110.3	192.3	141.8	125.1
Specialty	132.7	99.0	90.5	146.8	111.3	94.7
Total	$750.9	$505.2	$455.0	$875.6	$583.7	$487.5

	Nine months ended September 30, 2022			Nine months ended September 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$328.6	$155.0	$173.1	$451.0	$202.1	$220.7
Liability	1,004.7	640.3	615.9	1,030.4	623.1	600.8
Professional	465.9	322.1	337.0	530.7	362.7	341.0
Specialty	404.4	297.4	263.9	435.3	310.4	261.4
Total	$2,203.6	$1,414.8	$1,389.9	$2,447.4	$1,498.3	$1,423.9

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT AND OTHER GAINS
(LOSSES)
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Investment Income
Net investment income, excluding alternative
investments	$30.8	$21.9	$80.0	$68.4
Alternative investments	3.2	24.2	20.9	74.8
Total net investment income	$34.0	$46.1	$100.9	$143.2

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Realized Investment and Other Gains (Losses)
Net realized investment (losses) gains	$(40.9)	$0.6	$(64.1)	$14.8
Change in fair value recognized	(1.1)	(5.1)	2.5	30.7
Change in allowance for credit losses on fixed
maturity securities	(1.3)	(0.8)	(2.9)	(1.5)
(Loss) on sale of Trident assets	—	—	—	(11.5)
Loss on the sale of business divestitures including the
realization of foreign exchange translation losses	(1.4)	—	(55.1)	—
Total net realized investments and other gains
(losses)	$(44.7)	$(5.3)	$(119.6)	$32.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO CONSOLIDATED
(in millions)
(unaudited)

	September 30, 2022	December 31, 2021
U.S. Governments and government agencies	$511.8	$425.0
States and political subdivisions	161.0	171.3
Foreign governments	198.3	232.8
Corporate – Financial	848.5	986.9
Corporate – Industrial	716.5	850.6
Corporate – Utilities	111.9	145.8
Asset-backed securities	182.4	173.6
Collateralized loan obligations	291.2	336.1
Mortgage-backed securities – Agency	347.3	457.2
Mortgage-backed securities – Commercial	345.8	418.7
Mortgage-backed securities – Residential	15.6	25.3
Total fixed maturities	3,730.3	4,223.3
Commercial Mortgage Loans	158.6	—
Common stocks	43.8	55.6
Preferred stocks	0.1	0.7
Total equity securities available for sale	43.9	56.3
Private equity	263.0	248.9
Hedge fund	55.0	58.6
Overseas deposits	78.9	74.9
Other	4.7	4.8
Total other investments	401.6	387.2
Short term investments and cash equivalents	570.7	655.8
Cash	99.4	146.1
Total cash and invested assets	$5,004.5	$5,468.7

	September 30, 2022	December 31, 2021
U.S. Governments and government agencies	$859.0	$882.1
AAA	654.4	788.6
AA	350.4	390.9
A	813.3	894.2
BBB	718.4	820.5
BB	95.0	174.2
B	61.5	71.3
Lower than B	13.8	22.5
Not rated	164.5	179.0
Total fixed maturities	$3,730.3	$4,223.3

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF COMMON SHAREHOLDERS' EQUITY TO TANGIBLE SHAREHOLDERS' EQUITY
CONSOLIDATED
(in millions)
(unaudited)
	September 30,	December 31,
	2022	2021
Common shareholders' equity	$1,180.9	$1,591.2
Less: Accumulated other comprehensive income (AOCI), net of taxes	(332.9)	(22.7)
Common shareholders' equity excluding AOCI, net of tax	$1,513.8	$1,613.9

Common shareholders' equity	$1,180.9	$1,591.2
Less: Goodwill and intangible assets	136.1	164.6
Tangible common shareholders' equity	1,044.8	1,426.6
Less: AOCI, net of tax	(332.9)	(22.7)
Tangible common shareholders' equity excluding AOCI, net of tax	$1,377.7	$1,449.3

Common shares outstanding - end of period	35.021	34.875

Book value per common share	$33.72	$45.63
Tangible book value per common share	$29.83	$40.91
Book value per common share excluding AOCI, net of tax	$43.23	$46.28
Tangible book value per common share excluding AOCI, net of tax	$39.34	$41.56

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) attributable to common shareholders	$(51.4)	$19.8	$(73.9)	$114.1
Operating income (loss) (1)	15.5	31.7	89.8	103.4

Common Shareholders' Equity - Beginning of period	$1,316.7	$1,753.9	$1,591.2	$1,713.8
Common Shareholders' Equity - End of period	1,180.9	1,743.6	1,180.9	1,743.6
Average Common Shareholders' Equity	$1,248.8	$1,748.8	$1,386.1	$1,728.7

Common shares outstanding - End of period	35.021	34.863	35.021	34.863

Book value per common share	$33.72	$50.01	$33.72	$50.01
Cash dividends paid per common share during 2022	0.31		0.93
Book value per common share, June 30, 2022 - including cash dividends paid	$34.03		34.65

Book value per common share, prior period (2)	$37.65		45.62
Change in book value per common share during 2022	(10.4)%		(26.1)%
Change in book value per common share including cash dividends paid, during 2022 (2)	(9.6)%		(24.0)%

Annualized return on average common shareholders' equity	(16.5)%	4.5%	(7.1)%	8.8%
Annualized operating return on average common shareholders' equity	5.0%	7.3%	8.6%	8.0%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used for 2022 which represents our expected weighted average statutory tax rate. This compares with an assumed tax rate of 15% used in the calculation of Operating Income after tax in the third quarter 2021.

(2) The percentage change in book value per common share is calculated by including cash dividends of $0.31 per common share and $0.93 per common share paid to shareholders during the three and nine months ended September 30, 2022, respectively. This adjusted amount (Book value per common share, including dividends) is then compared to the book value per common share as of June 30, 2022 and December 31, 2021, respectively, to determine the change for the three and nine ended September 30, 2022.

Contact:
Andrew Hersom	David Snowden
Head of Investor Relations	Senior Vice President, Communications
860.970.5845	210.321.2104
andrew.hersom@argogroupus.com	david.snowden@argogroupus.com

Gregory Charpentier
AVP, Investor Relations and Corporate Finance
978.387.4150
gregory.charpentier@argogroupus.com